UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2021

BIOHITECH GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BHTG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Common Stock Purchase Agreement and Registration Rights Agreement

On September 23, 2021, BioHiTech Global, Inc. (the “Company,” “we,” “us” or “our”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Keystone Capital Partners, LLC (“Keystone Capital Partners”). Pursuant to the Purchase Agreement, the Company has the right to sell to Keystone Capital Partners up to the lesser of (i) $20,000,000 of newly issued shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement.

As an initial purchase under the Purchase Agreement, upon the execution and delivery of the Purchase Agreement and the Registration Rights Agreement on September 23, 2021, the Company issued and sold 625,000 shares of Common Stock (the “Initial Purchase Shares”) to Keystone Capital Partners for an aggregate gross purchase price of $750,000 (the “Aggregate Initial Purchase Price”). We do not have the right to sell any additional shares of Common Stock to Keystone Capital Partners, until the conditions precedent thereto set forth in the Purchase Agreement, including that a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by Keystone Capital Partners of shares of Common Stock issued to it by the Company under the Purchase Agreement (the “Initial Resale Registration Statement”), which we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, have been initially satisfied as set forth in the Purchase Agreement (the time such conditions are initially satisfied, the “Commencement,” and the date on which the Commencement occurs under the Purchase Agreement, the “Commencement Date”).

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion, over a period of up to 24 months beginning on the effective date of the Initial Registration Statement (the “Investment Period”), to direct Keystone Capital Partners to purchase up to a specified maximum amount of shares of Common Stock as set forth in the Purchase Agreement, by delivering written notice of such purchase to Keystone Capital Partners prior to the commencement of regular trading hours on The Nasdaq Capital Market on any trading day that we elect as the purchase date for such purchase, so long as, (i) the closing sale price of the Common Stock on the trading day immediately prior to such purchase date is not less than the specified threshold price set forth in the Purchase Agreement and (ii) all shares of Common Stock subject to all prior purchases by Keystone Capital Partners under the Purchase Agreement have theretofore been received by Keystone Capital Partners electronically as set forth in the Purchase Agreement. The purchase price per share for the shares of Common Stock (excluding the Initial Purchase Shares) that we elect to sell to Keystone Capital Partners in each purchase that we direct Keystone Capital Partners to make from time to time during the Investment Period, if any, will be determined by reference to the volume weighted average price of the Common Stock (“VWAP”) on the applicable purchase date for such purchase, less a fixed 5% discount to such VWAP.

Other than the 625,000 Initial Purchase Shares that we sold to Keystone Capital Partners as an initial purchase under the Purchase Agreement upon our execution of the Purchase Agreement on September 23, 2021 for an aggregate gross purchase price of $750,000, the Company is under no obligation to sell any additional shares of Common Stock to Keystone Capital Partners under the Purchase Agreement, either before or after Commencement. From and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to Keystone Capital Partners. Actual sales of our Common Stock to Keystone Capital Partners under the Purchase Agreement after the Commencement Date will depend on a variety of factors to be determined by the Company, in its sole discretion, from time to time during the Investment Period, including, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue to Keystone Capital Partners under the Purchase Agreement more than 5,689,663 shares of Common Stock, which number of shares is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average purchase price per share for all of the shares of Common Stock sold to Keystone Capital Partners under the Purchase Agreement (including the Initial Purchase Shares) equals or exceeds the lower of (i) the Nasdaq official closing price for the Common Stock on the trading day immediately preceding the execution of the Purchase Agreement and (ii) the arithmetic average of the five Nasdaq official closing prices for the Common Stock during the 5-trading day period ending on (and including) the trading day immediately preceding the execution of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules, such that the Exchange Cap limitation shall not apply to issuances and sales of Common Stock under the Purchase Agreement applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

Moreover, we may not issue or sell any shares of Common Stock to Keystone Capital Partners under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Keystone Capital Partners and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Keystone Capital Partners beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares of Common Stock to Keystone Capital Partners. To the extent the Company sells shares under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for working capital and other general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering (with certain limited exceptions) into a “Variable Rate Transaction,” as defined in the Purchase Agreement. Keystone Capital Partners has agreed not to engage in or effect, directly or indirectly, for is own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary after the effective date of the Initial Registration Statement, (ii) the date on which Keystone Capital Partners shall have purchased $20,000,000 of shares of Common Stock from the Company under the Purchase Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on The Nasdaq Capital Market or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, and (iv) the date on which the Company commences a voluntary bankruptcy proceeding or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon three trading days’ prior written notice to Keystone Capital Partners. Neither the Company nor Keystone Capital Partners may assign or transfer its rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties after the date that is one trading day immediately prior to the date on which the Initial Resale Registration Statement is filed by the Company with the SEC.

As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, (i) we have issued to Keystone Capital Partners 69,137 shares of Common Stock as Initial Commitment Shares upon execution of the Purchase Agreement, and (ii) upon our receipt from Keystone Capital Partners of an aggregate cash amount equal to $10,000,000 for all shares of Common Stock sold to Keystone Capital Partners in all prior purchases under the Purchase Agreement (including the $750,000 Aggregate Initial Purchase Price we received from Keystone Capital Partners for the Initial Purchase Shares on September 23, 2021 in an initial purchase under the Purchase Agreement), we will issue to Keystone Capital Partners a number of Additional Commitment Shares equal to the quotient obtained by dividing (a) $100,000 by (b) the arithmetic average of the volume weighted average prices of the Common Stock for the ten consecutive trading day period including the date on which we have received $10,000,000 aggregate cash proceeds from Keystone Capital Partners under the Purchase Agreement, provided that we shall not be required to issue more than 200,000 Additional Commitment Shares. We also have agreed to reimburse Keystone Capital Partners for the fees and disbursements of its counsel, payable upon execution of the Purchase Agreement, in an amount not to exceed $50,000.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and is qualified in its entirety by reference to complete text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The shares of Common Stock that have been and may be issued under the Purchase Agreement are being offered and sold in a transaction exempt from registration under the Securities Act, in reliance on the exemptions afforded under Section 4(a)(2) of the Securities Act and Rule 506(d) of Regulation D promulgated thereunder. Keystone Capital Partners has represented to the Company in the Purchase Agreement that it is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act, and is acquiring such shares under the Purchase Agreement for investment purposes only and not with a view towards the public sale or distribution thereof in violation of applicable U.S. federal securities laws or applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of our Common Stock nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Common Stock Purchase Agreement by and between the Company and Keystone dated September 23, 2021
10.2	Registration Rights Agreement by and between the Company and Keystone dated September 23, 2021
104	The cover page from this Current Report on Form 8K, formatted in Inline XBRL.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date: September 24, 2021	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer